Exhibit 23.2(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of our report dated March 15, 2012, included in United States Commodity Index Funds Trust Form 10-K, relating to the statements of financial condition of United States Commodity Index Funds Trust, as of December 31, 2011 and 2010, and to the reference to our Firm as “Experts” in the Prospectus.

/s/ Spicer Jeffries LLP
SPICER JEFFRIES LLP

Greenwood Village, Colorado

April 13, 2012